UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Variable Compensation Program

On January 27, 2012, the Company’s Board of Directors unanimously approved, upon the recommendation of the Compensation Committee, a 2012 variable compensation program (“2012 VCP”) for the Company’s executives. The 2012 VCP is a short-term incentive compensation program that is designed to provide an opportunity for the Company’s executives to earn performance-based compensation that is conditioned upon the Company meeting during 2012 certain metrics tied to revenue growth, growth in new first year orders (NFYO), growth in non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and growth in non-GAAP adjusted earnings per share (Adjusted EPS). The 2012 VCP establishes award levels that are based on the Company meeting 100 percent, 110 percent and 120 percent of the target for each metric. The independent Directors collectively may, in their discretion, adjust the awards downward to reflect an individual executive’s performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)

Date: January 30, 2012	By:	/s/ James F. Brashear
James F. Brashear
Vice President and General Counsel